Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Shareholders

of AXIS Capital Holdings Limited

We consent to the incorporation by reference in the Registration Statement No. 333-110228 on Form S-8 of our report dated February 19, 2004, appearing in this Form 10-K of AXIS Capital Holdings Limited for the year ended December 31, 2003.

DELOITTE & TOUCHE

Hamilton, Bermuda

February 19, 2004